Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Second Amendment”) is effective this 27th day of September 2023 by and between Brixmor Property Group Inc. (the “Company”) and Angela Aman (“Executive”).

WHEREAS, Executive and the Company entered into an Employment Agreement dated April 26, 2016 (as thereafter amended, the “Employment Agreement”);

WHEREAS, Executive and the Company desire Executive’s continued employment with the Company under certain amended terms and conditions as set forth herein; and

WHEREAS, the parties now desire to further amend the Employment Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, the parties hereto agree as follows:

1.Section 1 of the Employment Agreement is hereby amended such that the Employment Term (as defined in the Employment Agreement) shall now end on September 30, 2026.

2.Section 2 (a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

a.“(a) During the Employment Term, Executive shall serve as the Company’s President, Chief Financial Officer and Treasurer. With respect to the role of Chief Financial Officer and Treasurer, Executive shall have such duties, functions, responsibilities and authority consistent with the duties, functions, responsibilities and authority of a chief financial officer and treasurer of a publicly-traded real investment trust and with respect to the role of President, Executive shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Chief Executive Officer of the Company. Executive shall report directly to the Chief Executive Officer of the Company.”

3.Section 3(a) of the Employment Agreement is hereby amended by inserting the figure $650,000 as the Base Salary.

4.The last sentence of Section 3(d) of the Employment Agreement is hereby amended by replacing “2017” with “2024” and “$1,500,000” with “$1,800,000”.

5.Section 5(d)(i)(B) of the Employment Agreement is hereby amended by deleting the words “from those described in Section 2 hereof” therefrom.

6.Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

7.This Third Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive’s employment with the Company.

8.This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

9.This Third Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

BRIXMOR PROPERTY GROUP INC.

/s/ Steven F. Siegel
By: Steven F. Siegel
Title: Executive Vice President, General
Counsel and Secretary

EXECUTIVE

/s/ Angela Aman

ANGELA AMAN